Exhibit 10.2

Amended and Restated

Limited Liability Company Agreement

of

AdvisorShares Investments, LLC

(a Delaware Limited Liability Company)

Dated as of October 31, 2008

Amended and Restated

Limited Liability Company Agreement

of

AdvisorShares Investments, LLC

(a Delaware Limited Liability Company)

___________________________________________

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ADVISORSHARES INVESTMENTS, LLC (this “Agreement”) is made and entered into as of October 31, 2008 by and among each of the Persons (as hereinafter defined) identified on Exhibit A hereto as Members (as hereinafter defined) of AdvisorShares Investments, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, on October 12, 2006, the Certificate of Formation (the “Certificate”) of the Company was filed in the office of the Secretary of State of Delaware;

WHEREAS, as of October 12, 2006, Noah Hamman (the “Founder”) entered into the Limited Liability Company Agreement of the Company and the Founder was admitted as a Member;

WHEREAS, as of January 1, 2008, the Founder made total capital contributions of $10,000 to the Company;

WHEREAS, as of September 23, 2008, the Founder contributed all of his interests in the Company to Wilson Lane Group, LLC, a Delaware limited liability company (“Founder LLC”), Founder LLC was admitted as a Member, and the Founder withdrew as a Member;

WHEREAS, on the date hereof, Fund.com Inc., a Delaware corporation (“Fund.com”) purchased six million Units from the Company pursuant to the Purchase and Contribution Agreement (as defined below) and Fund.com desires to be admitted as a Member pursuant to the terms of conditions of this Agreement; and

WHEREAS, the parties hereto desire to enter into this Agreement in order to provide for the regulation and management of the Company and set forth the respective rights, duties and obligations of the Members in connection therewith;

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be derived from the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions

.  As used in this Agreement, the terms set forth below have the following respective meanings:

“Act” means the Delaware Limited Liability Company Act and any successor statute, in each case as amended from time to time.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in a Member’s Capital Account as of the end of the applicable fiscal year after (i) crediting thereto any amounts which such Member is obligated to restore pursuant to this Agreement or Treasury Regulation section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debiting to such Capital Account the amounts described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition is intended to comply with Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.  For the purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” has the meaning set forth in Section 7.01 hereof.

“Budget” has the meaning set forth in Section 3.04(c) hereof.  However, prior to the achievement of Milestone A, “Budget” shall be the budget attached to the Purchase and Contribution Agreement as Exhibit D thereto.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or a date upon which any national securities exchange is closed shall not be regarded as a Business Day.

“Capital Account” has the meaning set forth in Section 4.04 hereof.

“Cause” has the meaning set forth in the Employment Agreement.

“Certificate” has the meaning set forth in the recitals of this Agreement.

“Class A Directors” has the meaning set forth in Section 7.04(a) hereof.

“Class B Directors” has the meaning set forth in Section 7.04(b) hereof.

“Code” means the Internal Revenue Code of 1986 and any successor statute, in each case as amended from time to time.

“Contribution Default” has the meaning set forth in Section 5.07(a) hereof.

“Contribution Obligation” the meaning set forth in the Purchase and Contribution Agreement.

“Director” means any Person elected as a member of the Board of Directors as provided in this Agreement (but does not include any Person who has ceased to be a member of the Board of Directors).

“Disposition” means a sale, assignment, transfer, gift, encumbrance, hypothecation, mortgage, pledge, exchange or any other conveyance or disposition by law or otherwise, voluntarily or involuntarily, and the terms “Dispose” and “Disposing” shall have correlative meanings.

“Drag-Along Election” has the meaning set forth in Section 11.04(b) hereof.

“Employment Agreement” means the employment agreement between the Founder and the Company, as in effect on the date hereof.

“Founder” has the meaning set forth in the recitals of this Agreement.

“Founder LLC” has the meaning set forth in the recitals of this Agreement.

“Good Reason” has the meaning set forth in the Employment Agreement.

“Fund.com” has the meaning set forth in the recitals of this Agreement.

“Indemnitee” has the meaning set forth in Section 9.01 hereof.

“Losses” has the meaning set forth in Section 6.01 hereof.

“Member” means any Person admitted to the Company as a member as provided in this Agreement (but does not include any Person who has ceased to be a member).

“Milestone A, B, C or D” and “Milestones” have the respective meanings set forth in the Purchase and Contribution Agreement.

“Minimum Hold Requirement” shall be deemed satisfied so long as such Member holds at least 10% of the outstanding Units in the Company at the time of such determination.

“Non-Selling Member” has the meaning set forth in Section 11.05(a) hereof.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year shall be determined in accordance with the rules of Treasury Regulation section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation section 1.752-1(a)(2).

“Offeree” has the meaning set forth in Section 11.06(a) hereof.

“Offeror” has the meaning set forth in Section 11.06(a) hereof.

“Offer Notice” has the meaning set forth in Section 11.06(a) hereof.

“Offer Notice Period” has the meaning set forth in Section 11.06(b) hereof.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulation section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a fiscal year shall be determined in accordance with the rules of Treasury Regulation section 1.704-2(i)(2).

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulation section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a fiscal year shall be determined in accordance with the rules of Treasury Regulation section 1.704-2(d).

“Person” means an individual or a corporation, limited liability company, partnership (whether general, limited or limited liability), trust, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof.

“Plan of Liquidation” has the meaning set forth in Section 13.01 hereof.

“Profits” has the meaning set forth in Section 6.01 hereof.

“Proposed Sale” has the meaning set forth in Section 11.05(a) hereof.

“Proposed Transferee” has the meaning set forth in Section 11.05(a) hereof.

“Proposed Third Party Sale” has the meaning set forth in Section 11.06(d) hereof.

“Pro Rata Share” has the meaning set forth in Section 5.03(a) hereof.

“Purchase and Contribution Agreement” means the Purchase and Contribution Agreement, dated as of October 31, 2008, among the Company, Fund.com, Founder LLC and the Founder.

“Qualified Public Offering” means an underwritten public offering of the Units (or any other equity securities of the Company or any successor corporation or other entity) under the Securities Act that results in aggregate gross proceeds for the Company (or such successor) of at least $30.0 million and where the price per Unit (or such other security) as offered to investors in such offering (without subtracting any underwriter’s discounts or commissions) is at least $4.00 (adjusted to reflect any splits, reverse splits or other similar events which occur after the closing of such public offering).

“Regulatory Allocations” has the meaning set forth in Section 6.03(g) hereof.

“Required Percentage” means Units representing (i) more than seventy five percent (75%) of the total number of Units held by all Members plus (ii) for so long as Founder LLC holds at least 50% of the Units held by Founder LLC as of the date hereof, not less than one (1) Unit held by Founder LLC.

“Required Sale” has the meaning set forth in Section 11.04(a) hereof.

“Required Sale Notice” has the meaning set forth in Section 11.04(a) hereof.

“Required Sale Transferee” has the meaning set forth in Section 11.04(a) hereof.

“SEC Exemptive Order” has the meaning set forth in the Purchase and Contribution Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Member” has the meaning set forth in Section 11.05(a) hereof.

“Tag-Along Right” has the meaning set forth in Section 11.05(a) hereof.

“Tagging Member” has the meaning set forth in Section 11.05(a) hereof.

“Tax Liability Distribution” has the meaning set forth in Section 6.06 hereof.

“Unit” means a portion of all or a specified category of the rights, duties, obligations and ownership interests in the Company including, but not limited to, rights to a share of the profits and losses of the Company and to receive distributions of the Company’s assets, which is issued pursuant to this Agreement (including fractional portions thereof).

ARTICLE II

GENERAL

Section 2.01. The Company.  The Company has been organized as a Delaware limited liability company by the filing of the Certificate in the office of the Secretary of State of the State of Delaware under and pursuant to the Act.  Except as otherwise provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

Section 2.02. Name.  The name of the Company is “AdvisorShares Investments, LLC” and all Company business must be conducted in that name or such other names as the Board of Directors may select from time to time in compliance with applicable law.

Section 2.03. Registered Office; Registered Agent

.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by applicable law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board of Directors may designate from time to time in the manner provided by law.

Section 2.04. Principal Office in the United States; Other Offices.  The principal office of the Company in the United States shall be at such place as the Board of Directors may designate from time to time, which need not be in the State of Delaware.  The Company may have such other offices as the Board of Directors may designate from time to time.  As of the date of this Agreement, the principal office of the Company is located at 5604 Wilson Lane, Bethesda, MD 20814.

Section 2.05. Purposes.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is (i) pursuing development of actively managed exchange traded funds and platforms and (ii) engaging in any lawful activity or activities, entering into obligations, acquiring assets and operating any existing or such acquired or new businesses and performing contracts related to or incidental to and necessary, appropriate or convenient for the accomplishment of the purposes set forth in clause (i) of this Section 2.05.  The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the foregoing business object and purpose of the Company.

Section 2.06. Foreign Qualification.  Prior to the Company conducting business in any jurisdiction other than the State of Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board of Directors, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.07. Term.  The Company’s existence commenced on the date upon which the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved and its affairs wound up in accordance with the provisions of Article XIII.

Section 2.08. No Partnership.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Director be a partner or joint venturer of any other Member or Director by virtue of the provisions of this Agreement or the arrangements created hereby, for any purposes other than federal and state tax purposes, and nothing contained in this Agreement shall be construed to provide otherwise.

ARTICLE III

MEMBERS

Section 3.01. Members.  From and after the date hereof, the Members shall be (i) the Persons identified on Exhibit A hereto and (ii) any other Persons admitted from time to time as Members pursuant to the provisions of this Agreement.

Section 3.02. Liability to Third Parties.  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.  To the fullest extent permitted by law, no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

Section 3.03. No Management Authority.  No Member (other than a Member acting in its capacity as a Director or an officer) shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any liability on behalf of the Company.

Section 3.04. Information and Inspection Rights.  All Members shall be entitled to the full exercise of their rights under Section 18-305 of the Act.  In addition, the Company shall provide each Member who satisfies the Minimum Hold Requirement, the following information at the times provided:

(a) quarterly, within 60 days after the end of each fiscal quarter, unaudited financial statements with respect to such fiscal quarter, including income statements, balance sheets and cash flow statements;

(b) annually, within 120 days after the end of each fiscal year, financial statements, including income statements, balance sheets and cash flow statements with respect to such fiscal year, which financial statements shall be audited by an independent certified public accounting firm of national standing; and

(c) as soon as practicable, but in any event at least 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

Section 3.05. Other Rights.  Notwithstanding Section 7.02 or any other provision of this Agreement, the Company may not, without the prior written consent and approval of all of the Members, (a) amend, supplement, modify, terminate or waive any provision of this Agreement or other agreements governing the relative rights and obligations of the Members in a manner that adversely affects any Member and is prejudicial to such Member relative to any other Member, or (b) except as otherwise provided herein or in the Purchase and Contribution Agreement, effectuate any redemption, purchase or other acquisition or repurchase of any Units in a manner that is not pro rata among the Members and made on the same terms and conditions (including consideration) for all Members.

Section 3.06. Indirect Transfers.  If any Member is an entity that was formed for the purpose of acquiring Units of the Company or that has no substantial assets other than Units of the Company or interests in Units of the Company, such Member agrees that (a) the instruments or certificates evidencing equity interests in such entity (and the other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Units as if such equity interests were Units and (b) no equity interest may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such equity interests were Units.

Section 3.07. Other Activities.  Neither any Member nor Director nor their Affiliates shall be expressly or impliedly restricted or prohibited under this Agreement from engaging in other activities or business ventures of any kind or character whatsoever.  Except as may otherwise be otherwise expressly set forth in a separate written agreement, each of the Members and Directors and their respective Affiliates, shareholders, directors, officers and employees shall have the right to conduct, or to possess a direct or indirect ownership interest in, activities and business ventures of every type and description, including activities and business ventures in direct competition with the Company.  Neither the Company nor any Member shall have any rights or claims by virtue of this Agreement or the relationships created hereby in any such activities or business ventures of any Member or its Affiliates, shareholders, directors, officers and employees (it being expressly understood and agreed that any and all such rights and claims are hereby irrevocably waived by each of the Members on his or its behalf and on behalf of the Company).

ARTICLE IV
CAPITAL CONTRIBUTIONS

Section 4.01. Capital Contributions.  On or prior to the date hereof, cumulative capital contributions of $10,000 were made to the Company.  As of the date hereof, the parties hereto agree that the respective capital contributions and Capital Accounts (as defined below) of the Members (or their respective share of any such capital contributions made by their predecessors in interest, or their respective share of the Capital Accounts, to the extent such Member is the transferee of one or more Units) and Units of the Members are as set forth on Exhibit A hereto.

Section 4.02. Additional Contributions

.  No Member shall be obligated to make any additional capital contributions to the Company apart from those capital contributions specified in Section 4.01, and in the case of Fund.com, the capital contributions required under the Purchase and Contribution Agreement.

Section 4.03. Return of Contributions; No Interest on Capital

.  A Member is not entitled to the return of any part of its capital contributions to the Company or to be paid interest in respect of either its Capital Account or such capital contributions.  An unrepaid capital contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s capital contributions.

Section 4.04. Capital Accounts

.  The Company shall maintain a separate account (“Capital Account”) for each Member.  As of the date of this Agreement, each Member's Capital Account shall be equal to the amount set forth opposite such Member's name under the column entitled “Capital Accounts Balances” on Exhibit A hereto, and shall subsequently be adjusted as provided below.

(a) Credits to Capital Accounts.  Each Member’s Capital Account shall be credited with (i) the amount of cash and the fair market value of other property (net of liabilities that the Company is considered to assume or take subject to under section 752 of the Code) contributed by such Member to the capital of the Company and (ii) allocations to such Member of Profits (or items of income and gain comprising such Profits) pursuant to Section 6.02 and items of income and gain pursuant to Section 6.03.

(b) Debits to Capital Accounts.  A Member’s Capital Account shall be debited with (i) the amount of any cash and the fair market value of any property distributed to such Member (net of liabilities that such Member is considered to assume or take subject to under section 752 of the Code) and (ii) allocations to such Member of Losses (or items of loss and deduction comprising such Losses) pursuant to Section 6.02 and items of loss and deduction pursuant to Section 6.03.

(c) Effect of Property Distributions.  If any property other than cash is distributed to a Member (including distributions in liquidation of the Company), the Capital Accounts of the Members shall be adjusted as if the property had instead been sold by the Company for a price equal to its fair market value with the resulting gain or loss allocated among the Members pursuant to Section 6.02 and Section 6.03 and the proceeds therefrom distributed to such Members.

(d) Effect of Transfer of Membership Interest.  In the event that any Unit or interest therein is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor Member to the extent such Capital Account relates to the transferred Unit or interest therein.

(e) Adjustments for Certain Revaluation Events.  Upon the acquisition of an additional Unit or interest therein by any new or existing Member in exchange for more than a de minimis capital contribution or contribution of services, or upon the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for a Unit or interest therein, the Board of Directors shall, immediately prior to such acquisition or distribution, adjust the Capital Accounts of the Members (provided that the Board of Directors reasonably and in good faith determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company) to reflect the differences between the fair market value (as reasonably determined by the Board of Directors in good faith) and the book value of all property held by the Company as if the property had been sold and gain or loss allocated among the Members pursuant to Section 6.02 and Section 6.03.

(f) Certain Tax Incidents.  The foregoing provisions of this Section 4.04 relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

ARTICLE V

ISSUANCE OF UNITS; CERTIFICATES

Section 5.01. Issuance of Units.  In exchange for each Member’s capital  contribution to the Company referred to in Section 4.01, the Company shall issue to each Member the number of Units set forth opposite such Member’s name on Exhibit A hereto upon the execution and delivery of this Agreement by such Member.

Section 5.02. Issuance of Additional Units.  Subject to Section 5.03, Section 7.01 and Section 7.02, and with the prior approval of the Required Percentage, in order to raise capital or acquire assets, to redeem or retire any Company debt or for any other proper purpose consistent with the purposes of the Company set forth in Section 2.05, the Company may from time to time issue Units to Members or any other Persons (and, in connection with the issuance thereof, may accept additional contributions from such Persons and admit any such Persons to the Company as Members).  There shall be no limit on the number of Units that may be so issued.  Subject to Section 7.02(i), the Board of Directors shall have full and absolute discretion in determining in good faith the consideration therefor and the other terms and conditions with respect thereto.  In connection with any such issuance, the Board of Directors shall do all other things they shall determine are necessary or appropriate, including, but not limited to, the filing of any certificates or other documents with any federal, state or other governmental agency.  The admission of any Person as a Member upon the issuance of Units pursuant to this Section 5.02 shall be effective only after the new Member has executed and delivered to the Board of Directors a document, in form and substance satisfactory to the Board of Directors, that (i) sets forth the address for notices of such new Member and (ii) includes an agreement on the part of such Member to be bound by the provisions of this Agreement.  The Board of Directors shall have the power to amend this Agreement as necessary to reflect the issuance of Units, and such an amendment need be executed only by an officer of the Company authorized by the Board of Directors to do so.

Section 5.03. Grant of Preemptive Rights

.  (a)  The Company shall grant to each Member who satisfies the Minimum Hold Requirement the right, on the terms and conditions set forth in this Section 5.03, to purchase such Member’s Pro Rata Share (as defined below) of any Units that the Company may from time to time propose to sell and issue.  For purposes of this Section 5.03, “Pro Rata Share” shall mean the ratio of Units held by a Member on the day immediately prior to the date of the notice described in Section 5.03(b) below to the total number of the then outstanding Units held by all Members.

(b) If the Company proposes to undertake an issuance of Units, it shall give each Member written notice of such proposal describing the Units, the cash consideration to be paid for such Units and the general terms upon which the Company proposes to issue such Units.  Each Member shall have 15 Business Days from the date of receipt of the notice to agree to purchase all or any portion of its Pro Rata Share of such Units for the cash consideration and upon the general terms specified in the notice by giving written notice to the Company that states the quantity of Units to be purchased.

(c) Should any Member not agree to purchase all of its Pro Rata Share of such Units, the Company shall offer such Member’s remaining Pro Rata Share to those Members that did so agree, proportionately among them in accordance with their respective Unit ownership.

(d) Section 5.03(a) shall not apply to (i) the issuance or grant of Units, options or convertible Units in connection with and pursuant to the terms of any incentive compensation plan for the Directors and any employees of the Company, as initially recommended by the Chief Executive Officer of the Company and approved by the Board of Directors; (ii) the issuance or sale of Units, options or convertible Units to a seller or its designee in connection with and as consideration for the Company’s direct or indirect acquisition of an operating business, which acquisition has been approved by the Board of Directors and the Required Percentage; (iii) the issuance or sale of Units, options or convertible Units to financial institutions or commercial lenders or their designees, in connection with commercial loans to the Company by such financial institutions or commercial lenders, which are approved by the Board of Directors and the Required Percentage; (iv) the issuance or sale of Units, options or convertible Units pursuant to any transaction approved by the Board of Directors primarily for the purpose of (A) a joint venture, technology licensing or research and development activity or (B) any other transaction involving strategic or similar partners, and in each case primarily for purposes other than raising capital; and (v) the issuance of Units pursuant to the terms of options or convertible Units which have been issued, sold or granted in compliance with this Section 5.03.

(e) This Section 5.03 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

Section 5.04. Units Not Certificated.

The Units shall not be represented by certificates.  Upon issuance, redemption, repurchase, forfeiture or any other adjustment in the number of Units held by any Member, or the admission of any new member to the Company in accordance with this Agreement, the Company shall amend Exhibit A hereto to reflect such issuance, redemption, repurchase, forfeiture or any other adjustment and such amendment shall not require the further consent of any Member hereunder.

Section 5.05. Transfers.  Units shall be transferable in the manner prescribed by law and in accordance with and subject to the provisions of Article XI.  Transfers of Units shall be made on the books of the Company only by the Person named in the certificate or by its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5.06. Record Holders

.  Except as otherwise required by law, the Company shall be entitled to recognize the exclusive right of the Person registered on its books as the owner of Units to receive distributions in respect of such Units and to vote as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Company shall have notice thereof.

Section 5.07. Contribution Defaults of Fund.com.  Notwithstanding any other provision of this Agreement:

(a)           In the event Fund.com is in default under the Purchase and Contribution Agreement with respect to a Contribution Obligation pursuant to Sections 1.2 (d), (e) (f) or (g) of the Purchase and Contribution Agreement (“Contribution Default”), then, if the Contribution Default is in connection with:

(i) Milestone A, then 5,587,500; or

(ii) Milestone B, then 4,087,500; or

(iii) Milestone C, then 3,000,000; or

(iv) Milestone D, then 1,500,000

Units held by Fund.com shall be forfeited by Fund.com and cancelled by the Company, Fund.com’s percentage interest in the Company shall be proportionately reduced, and Exhibit A hereto shall be amended accordingly.

(b)           Upon a forfeiture of Units held by Fund.com pursuant to Section 5.07(a), the Company and Founder LLC shall have the right at any time to redeem or purchase, as the case may be, all or any portion of the remaining Units held by Fund.com at the purchase price of:

(i) in connection with a Contribution Default following achievement of Milestone A and prior to achievement of Milestone B, $.04583 per Unit; or

(ii) in connection with a Contribution Default following achievement of Milestone B and prior to achievement of Milestone C, $.2125 per Unit; or

(iii) in connection with a Contribution Default following achievement of Milestone C and prior to achievement of Milestone D, $.3334 per Unit; or

(iv) in connection with a Contribution Default following achievement of Milestone D, $.50 per Unit,

by delivering written notice of such intent and the general terms upon which the Company or Founder LLC shall redeem or purchase the Units, as the case may be.

(c)           Upon a forfeiture of Units held by Fund.com pursuant to Section 5.07(a), the Class A Directors of the Company shall automatically be removed from the Board of Directors and the provisions of Section 7.04 shall be amended such that Fund.com will forfeit its right to designate the Class A Directors.

Section 5.08. Termination of Employment of the Founder and Related Matters.  Notwithstanding any other provision of this Agreement:

(a)           In the event the Founder voluntarily resigns his employment with the Company without Good Reason or is terminated for Cause, Founder LLC will forfeit 1/36th of the Units held by Founder LLC as of the date hereof for each month less than three years following such date that the Founder is initially employed by the Company.

(b)           In the event the Founder ceases to be Chief Executive Officer of the Company for any reason other than his voluntary resignation without Good Reason or termination for Cause, the provisions of clause (a) of this Section 5.08 shall cease to be of any further force or effect.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.01. Profits and Losses Defined.  As used in this Agreement, the terms “Profits” and “Losses” mean, for each taxable year or other relevant period, the Company’s taxable income or loss for such year or period determined in accordance with section 703(a) of the Code (including items required to be separately stated pursuant to section 703(a)(1) of the Code), subject to the following adjustments:

(a) Any income or deductions for tax purposes attributable to an election under section 754 of the Code shall be disregarded;

(b) There shall be added to taxable income or loss the amount of any receipt that is permanently excluded from gross income or is exempt from taxation under the Code, but which is not a capital contribution, loan proceeds, recovery of capital or part of a non-recognition exchange;

(c) There shall be subtracted from taxable income or loss any expenditure of the Company that is not currently deductible nor capitalized for tax purposes (which expenditures are described in section 705(a)(2)(B) of the Code);

(d) To the extent that an adjustment to the adjusted tax basis of any asset of the Company pursuant to section 734(b) or section 743(b) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as Profits of the Company (if the adjustment increases the basis of the asset) or Losses of the Company (if the adjustment decreases the basis of the asset);

(e) In accordance with Treasury Regulation sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i), depreciation, amortization, and gain or loss shall be computed by reference to the book value, rather than the tax basis, of the assets of the Company, in the manner set forth in Treasury Regulation sections 1.704-1(b)(2)(iv)(g) and 1.704-3(d)(2) (with respect to remedial allocations).

For these purposes, the initial book value of property of the Company will equal (i) in the case of property contributed by a Member to the Company, the fair market value of such property on the date of contribution as determined in accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(d), (ii) in the case of property that is revalued pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(f), the fair market value of such property on the date of revaluation, and (iii) in all other cases, the tax basis of such property; and

(f) Any items specifically allocated pursuant to Section 6.03 shall be excluded; provided, however, that adjustments analogous to those provided in paragraphs (a) through (e) above shall be made to items allocated pursuant to Section 6.03.

Section 6.02. General Allocations of Profits and Losses

.  Except as otherwise expressly provided in this Agreement, Profits and Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 6.05 (if it were applicable) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their book value (determined in accordance with section 704(b) of the Code, as implemented by Section 4.04 and Section 6.01 hereof), all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability), and the net assets of the Company were distributed in accordance with 6.05 to the Members immediately after making such allocation, minus (ii) such Member’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 6.03. Special Regulatory Allocations

.  Notwithstanding any provision in Section 6.02 to the contrary, the following special allocations shall be made in the following order of priority.

(a) Minimum Gain Chargeback.  If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of income and gain of the Company for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulation section 1.704-2(g).  Allocations made pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto, and the items to be so allocated shall be determined in accordance with Treasury Regulation section 1.704-2(f)(6).

(b) Partner Minimum Gain Chargeback.  If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation section 1.704-2(i)(5), shall be specially allocated items of income and gain of the Company for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto, and the items to be so allocated shall be determined in accordance with Treasury Regulation section 1.704-2(j)(2)(ii).

(c) Qualified Income Offset.  In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain of the Company shall be specially allocated to such Member in an amount and manner sufficient to eliminate (to the extent required by the Treasury Regulations) as quickly as possible any Adjusted Capital Account Deficit created by such adjustments, allocations or distributions; provided, however, that an allocation pursuant to this Section 6.03(c) shall be made only if, and to the extent that, such Member would have had an Adjusted Capital Account Deficit if all other allocations provided for in Section 6.03 had been tentatively made as if this Section 6.03(c) were not a part of this Agreement.

(d) Partnership Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year, or portion thereof, shall be allocated to the Members in proportion to the number of Units held by each of them.

(e) Partner Nonrecourse Deductions.  Any item of Company loss, deduction or expenditure described in section 705(a)(2)(B) of the Code that is attributable to a Partner Nonrecourse Debt shall be allocated to those Members that bear the economic risk of loss for such Partner Nonrecourse Debt, and among such Members in accordance with the ratios in which they share such economic risk determined in accordance with Treasury Regulation section 1.704-2(i).

(f) Code Section 754 Adjustments.  To the extent that an adjustment to the adjusted tax basis of any asset of the Company pursuant to section 734(b) or section 743(b) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, Profits or Losses resulting from such adjustment shall be specially allocated to the Members in a manner consistent with the adjustments to their Capital Accounts required pursuant to such section of the Treasury Regulations. Upon the disposition of all or any part of any Unit, at the request of the transferee of such Unit(s), the Company shall elect, pursuant to section 754 of the Code, to adjust the basis of the Company’s assets as provided in sections 734 and 743 of the Code.

(g) Curative Allocations.  The allocations set forth in paragraphs (a) through (f) above (the “Regulatory Allocations”) are intended to comply with certain provisions of Treasury Regulation section 1.704-1(b).  Notwithstanding any other provisions of this Article VI, the Regulatory Allocations shall be taken into account in allocating other Profits and Losses and other items of income and deduction among the Members so that, to the extent possible, the net amount of the Regulatory Allocations and the allocations of other Profits, Losses, and items of income and deductions to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred; provided, however, that Regulatory Allocations set forth in paragraphs (d) and (e) above that are normally offset by subsequent Regulatory Allocations set forth in paragraphs (a) and (b) above shall be subject to such adjustment only if the Board of Directors reasonably determines that a countervailing allocation pursuant to paragraph (a) or (b) above is unlikely to occur.

Section 6.04. Allocations of Tax Incidents.

(a) Except as otherwise provided below, all items of Company income, gain, loss, deduction, or credit as computed for federal, state and local tax purposes, shall be allocated for such purposes among the Members in the same manner as the corresponding item of income, gain, loss, deduction, or credit was allocated pursuant to Section 6.02 and Section 6.03 for book purposes.

(b) In accordance with section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation at the time of contribution between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value.  For these purposes, property of the Company that is revalued pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(f) shall be deemed contributed to the Company at the time of such revaluation.  Allocations made pursuant to this Section 6.04(b) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or its share of income, gain, loss, deduction, credit or distributions of the Company pursuant to any provision of this Agreement.

(c) As between a transferor and transferee of any Units, each item of income, gain, loss, deduction, or credit attributable to the transferred Units shall, for tax purposes, be allocated among the transferor and transferee as if the books of the Company were closed on the date of the transfer and (i) all items of income, gain, loss, deduction, or credit attributable to the period ending on or before the date of the transfer shall be allocated to the transferor and (ii) all items of income, gain, loss, deduction, or credit attributable to the period beginning on the day after the date of the transfer shall be allocated to the transferee.

Section 6.05. Distributions.  The Board of Directors shall from time to time cause the Company to make such distributions to the Members as the Board of Directors may determine in its sole discretion, it being understood that the amount of such distributions need not be limited to the current or accumulated income or gains of the Company.  Any such distributions shall be made to the Members in proportion to the number of Units held by each of them at the time of such distribution.

Section 6.06.  Tax Liability Distribution.  Notwithstanding Section 6.05, the Company shall, to the extent it has sufficient cash (as reasonably determined by the Board of Directors), make pro rata distributions at least quarterly in a cumulative amount hereunder sufficient, in the determination of the Board of Directors, to enable each Member (or any Person whose tax liability is determined by reference to the income of such Member) to discharge their United States federal, state and local income tax liabilities (including estimated tax liabilities) attributable to the cumulative items of net income and net gain over net loss and net deduction, determined for income tax purposes, allocable to each such Member by the Company (the “Tax Liability Distribution”). Any such distributions shall be made to the Members in proportion to the number of Units held by each of them at the time of such distribution, with the result that Members with tax liabilities that are disproportionately less than their pro rata interest will receive a Tax Liability Distribution in excess of their tax liability.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.01. Management of the Company; Board of Directors.

(a) Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors of the Company (the “Board of Directors”), who shall collectively constitute “managers” of the Company within the meaning of the Act.  No Director, solely in his or her capacity as such, shall have any power to act for, sign for or do any act that would bind the Company, unless the Board of Directors shall provide otherwise.

(b) In exercising the powers and managing the business and affairs of the Company, the Board of Directors shall do all such lawful acts and things as it deems necessary and proper to comply with the Act and this Agreement.  The Board of Directors may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

(i) entering into, making, and performing contracts, agreements, and other undertakings binding upon the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

(ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(iii) maintaining the assets of the Company in good order;

(iv) collecting sums due the Company;

(v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

(vi) acquiring, utilizing and disposing of any asset of the Company;

(vii) borrowing money or otherwise committing the credit of the Company and making voluntary prepayments or obtaining extensions of debt;

(viii) selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants; and

(ix) obtaining insurance for the Company.

Section 7.02. Actions that Require Approval of the Required Percentage of Units

.  Notwithstanding Section 7.01(b), without the consent and approval of Members holding the Required Percentage of Units, the Company shall not take any action to:

(a) make or consent to a general assignment for the benefit of its creditors;

(b) sell any significant asset of the Company;

(c) effect any merger, consolidation or reorganization of the Company with or into any other entity, or Dispose of all or substantially all of the Company’s assets;

(d) effect any liquidation, dissolution, or winding up of the Company, except in accordance with Article XIII;

(e) amend, supplement, modify, terminate or waive any provision of this Agreement or other agreements governing the relative rights and obligations of the Members;

(f) issue any Units, or any option, warrant or right to acquire such Units, except in compliance with the preemptive rights of the Members set forth in Section 5.03;

(g) materially change any of the terms of any incentive compensation plan for the Directors and any employees of the Company;

(h) change the compensation of any officers of the Company;

(i) effect the payment or declaration of any dividend on, or repurchase or redemption of, any Units, except as otherwise expressly set forth herein;

(j) enter into any transaction, contract or agreement with any Member or affiliate thereof, or amendment thereto, other than transactions, contracts or agreements in effect as of the date hereof;

(k) deviate by more than 10.0% from the Budget of the Company for that particular year; or

(l) settle or compromise any tax dispute.

Section 7.03. Committees; Reliance on Authority.

(a) In managing the business and affairs of the Company and exercising its powers, the Board of Directors shall act (i) collectively through meetings and written consents pursuant to Section 7.06 and Section 7.07 and (ii) through committees pursuant to paragraph (b) below.

(b) The Board of Directors may, from time to time, designate one or more committees, each of which shall be comprised of one or more Directors.  Any such committee, to the extent provided in such resolution or in this Agreement, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Act.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present at a meeting at which a quorum is present, shall be necessary for the adoption of any resolution.  The Board of Directors may dissolve any committee at any time, unless otherwise provided herein.

(c) Any Person dealing with the Company, other than a Member, may rely on the authority of any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

Section 7.04. Number of Directors; Term of Office.  The Board of Directors shall be divided into two classes designated as Class A Directors and Class B Directors.

(a) The Class A Directors of the Company shall be comprised of three (3) members.  Such number may be increased from time to time by the affirmative vote of the Board of Directors, but may not decreased without the consent and approval of the all the Units held by Fund.com.  Fund.com shall have the sole and continuing right to elect the designees (and to remove any designee and to appoint a replacement in the event of such designee’s resignation, replacement or death) as a Class A Director.  The “Class A Directors” shall initially be Gregory Webster.

(b) The Class B Directors of the Company shall be comprised of two (2) members.  Such number may be increased from time to time by the affirmative vote of the Board of Directors, but may not decreased without the consent and approval of the all the Units held by Founder LLC.  Founder LLC shall have the sole and continuing right to elect the designees (and to remove any designee and to appoint a replacement in the event of such designee’s resignation, replacement or death) as the Class B Director.  The “Class B Directors” shall initially be the Founder.

(c) Each Director shall hold office until his earlier death, resignation or removal.  Unless otherwise provided in this Agreement, the Directors need not be Members or residents of the State of Delaware.

Section 7.05. Resignation.  Any Director may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the remaining Board of Directors.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.06. Meetings.

  Unless otherwise required by law or provided in this Agreement, the attendance of one Class A Director and one Class B Director shall constitute a quorum for the transaction of business of the Board of Directors, and the act of not less than one Class A Director and one Class B Director at a meeting at which a quorum is present shall be the act of the Board of Directors.  A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

(a) Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors.  At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by resolution of the Board of Directors.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(b) Meetings of the Board of Directors may be called by any Director on at least 24 hours’ notice to each other Director.  Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by this Agreement.

Section 7.07. Action by Written Consent or Telephone Conference.  Any action permitted or required to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors or members of such committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be.  Subject to the requirements of the Act or this Agreement for notice of meetings, Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of the Board of Directors or any committee of the Board of Directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 7.08. Compensation

.  Any Director shall receive such compensation, if any, for its services as may be designated from time to time by the Board of Directors.  In addition to the foregoing, the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of the performance of their duties as Directors.

Section 7.09. Officers.

(a) The Board of Directors may, from time to time, designate or remove one or more Persons to be officers of the Company.  Designation of an officer shall not of itself create contract rights.  Except as otherwise provided in this Agreement, the authority and functions of the officers of the Company shall be identical to the authority and functions of the officers of a corporation organized under the Delaware General Corporation Law.  The Board of Directors may assign titles to particular officers.  Unless the Board of Directors decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board of Directors.  Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same Person.  The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Directors.

(b) Any officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board of Directors.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

ARTICLE VIII
MEETINGS OF MEMBERS

Section 8.01. Meetings.

A quorum shall be present at a meeting of Members if the holders of the Required Percentage of Units are represented at the meeting in person or by proxy.  With respect to any matter, other than a matter for which the affirmative vote of the holders of the Units of a specified class or any portion thereof is required by the Act or this Agreement, the affirmative vote of the holders of a majority of the Units at a meeting of Members at which a quorum is present shall be the act of the Members.

(a) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided, however, that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 8.04.

(b) Notwithstanding the other provisions of this Agreement, the chairman of the meeting or the holders of a majority of Units present and entitled to vote thereat shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a majority of the Units present and entitled to vote.  Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(c) Meetings of the Members may be called at any time by the Board of Directors or the holders of the Required Percentage of Units.  If not otherwise stated or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a meeting is the date any Member first executes the notice of such meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in the notice or waiver of notice of such meeting.

(d) Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than three (3) days before the date of the meeting by or at the direction of the Board of Directors or the Person calling the meeting to each Member entitled to vote at such meeting.

(e) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Board of Directors declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

Section 8.02. Proxies.  A Member may vote either in person or by proxy executed in writing by the Member.  An electronic transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by a Member, shall be treated as an execution in writing for purposes of this Section 8.02.  Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Company, before or at the time of the meeting or execution of the written consent, as the case may be.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board of Directors, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 8.03. Conduct of Meetings.  All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Director (or representative thereof) designated by a majority of the Board of Directors.  The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 8.04. Action by Written Consent or Telephone Conference.

(a) Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum number of Units that would be necessary to take such action at a meeting at which the holders of all Units entitled to vote on the action were present and voted.  Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in this Section 8.04.

(b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Board of Directors.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  Delivery to the Company’s principal place of business shall be addressed to the Board of Directors.

(c) If any action by Members is taken by written consent, any certificate or other document filed with the Secretary of State of the State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

(d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX
INDEMNIFICATION; LIMITATION OF LIABILITY; CONFIDENTIALITY

Section 9.01. Indemnification.

(a) To the fullest extent permitted by law, (i) the Directors, (ii) the Members, (iii) Affiliates of the Members or the Directors, (iii) officers, directors, stockholders, members, managers, general partners and employees of the Members or their respective Affiliates, and (iv) officers, directors, managers and employees of the Company or its Affiliates who perform or are alleged to perform any duties, responsibilities or functions for or on behalf of the Company (individually, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status specified in clause (i), (ii), (iii) or (iv) above, if (A) the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not  opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful, and (B) the Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct.  The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee failed to meet the standards for indemnification set forth in the immediately preceding sentence.

(b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 9.01 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 9.01.

(c) The indemnification provided by this Section 9.01 shall be in addition to any other rights to indemnification or contribution to which those indemnified may be entitled from the Company pursuant to any agreement of the Company, approval by the Members or as a matter of law, as to (i) an action in a capacity described in clause (i), (ii), (iii) or (iv) of paragraph (a) above and (ii) an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity (but only as to actions taken by such Indemnitee prior to such Indemnitee ceasing to serve in such capacity) and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.  The Company may indemnify an Indemnitee against, or make contribution in respect of, losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred by an Indemnitee on a basis other than that described in this Section 9.01 if such indemnification or contribution is approved by the Board of Directors.

(d) To the extent commercially reasonable, the Company may purchase and maintain insurance on behalf of the Directors, and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.  Any indemnification under this Section 9.01 shall first be satisfied out of insurance proceeds to the extent such proceeds have been received by the Company.  In the event that any assets of the Company are used to satisfy any indemnification obligation hereunder and insurance proceeds are subsequently received in respect of the losses, claims, damages, liabilities or expenses in respect of which indemnification has been provided, such proceeds shall be used to repay the Company for the amounts used by it to satisfy such indemnification obligation.

(e) Any indemnification hereunder shall be satisfied solely out of the assets of the Company.  In no event may an Indemnitee subject any of the Members to personal liability by reason of these indemnification provisions.

(f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement, provided that such indemnification shall only extend to such Indemnitee’s activities with respect to or on behalf of the Company, and not to such Indemnitee’s other interest in the transaction.

(g) The indemnification provided in this Section 9.01 is for the benefit of the Indemnities and shall not be deemed to create any right to indemnification for any other Persons.

(h) Notwithstanding any other provision of this Section 9.01, the indemnification provided in this Section 9.01 shall not be for the benefit of (i) Founder LLC or Fund.com in connection with any default by Founder LLC or Fund.com, as the case may be, under the Purchase and Contribution Agreement (including, without limitation, any misrepresentations or defaults under Article 2, Article 3 or Article 4 thereof) and (ii) Founder LLC in connection with any matter set forth on Section 8.1 of the Disclosure Schedule to the Purchase and Contribution Agreement.

Section 9.02. Limitation of Liability.

(a) To the fullest extent permitted by law, except as expressly provided herein, no Member or Director or any of its affiliates, officers, directors, partners, employees or agents shall be liable to the Company or any other Member or Director for losses sustained or liabilities incurred as a result of any act or omission, unless such action or omission constitutes gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, whenever it is provided in this Agreement that any Director or Member is permitted or required to make a determination in its “discretion” or “sole discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it deems appropriate and shall have no duty or obligation to give any consideration to any other interest of, or factor affecting, the Company or the Members or the Directors.

(c) Each Member hereby acknowledges that the terms and provisions of this Agreement were negotiated at arm’s length by parties that are competent and reasonably knowledgeable with respect to the subject matter hereof.  Accordingly, each Member hereby agrees that any standard of care or duty imposed by the Act or any other applicable law, rule or regulation shall, to the fullest extent permitted by law and except as expressly provided herein, be modified, waived or limited in order to permit the Members and Directors to take any action under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed herein or therein so long as such action or decision is reasonably believed by them to be consistent with the overall purposes of the Company; provided, however, that the foregoing shall not be deemed to limit the liability of the Members and Directors for an act or omission which constitutes gross negligence or willful misconduct.

Section 9.03. Savings Clause.  If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director or any other Person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 9.04. Confidentiality

.  (a)  The Members shall, and shall direct their directors, officers, constituent partners, employees, attorneys, accountants, advisers and representatives that have access to confidential or proprietary information of the Company or its business to, keep confidential and not disclose any such confidential or proprietary information of the Company or its business to any other Person without the express consent of the Company, unless such disclosure shall be required by applicable law, governmental rule or regulation, court order or administrative proceeding, provided that, after putting in place appropriate confidentiality limitations with relevant third parties, each Member shall be permitted to disclose such information as it reasonably deems necessary in connection with a transaction or proposed transaction contemplated by Article XI.  The Members shall also comply with the terms of any confidentiality agreements entered into by the Company with any third party to the extent any such Person receives or has access to information provided by such third party pursuant to the terms of any such agreement.

(b)           The agreement contained in this Section 9.04 shall survive the withdrawal of any Member or any termination or dissolution of the Company.

ARTICLE X

TAXES

Section 10.01. Tax Returns.  The Board of Directors shall cause to be prepared and filed on a timely basis all necessary federal, state and foreign tax returns for the Company, including the elections described in Section 10.02.  At least 30 days prior to the date that any such tax return is due, the Board of Directors shall provide a copy to each Member for his review and comment, and shall incorporate any comments reasonably proposed by any Member.  Each Member shall furnish to the Board of Directors all information reasonably requested by the Board of Directors which is necessary to enable the Company’s income tax returns to be prepared and filed.

Section 10.02. Tax Elections.  The Company shall make the following elections on the appropriate tax returns:

(a) to adopt the calendar year as the Company’s fiscal year;

(b) with the consent and approval of Members holding the Required Percentage of Units, to adopt such methods of accounting as are required by the Code or, if more than one method is permitted by the Code, to adopt such method or methods as the Board of Directors determines to be in the best interest of all of the Members;

(c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Unit as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

(d) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company ratably over the period permitted by sections 195 and 709(b) of the Code; and

(e) with the consent and approval of Members holding the Required Percentage of Units, any other election the Board of Directors may deem appropriate and in the best interests of all of the Members.

Neither the Company nor any Director or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement (including, without limitation, Section 2.08) shall be construed to sanction or approve such an election.

Section 10.03. Tax Matters Partner.  The “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code shall be designated by the Board of Directors.  The tax matters partner shall inform each Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.  The tax matters partner shall consult with Members in connection with any action contemplated by Section 6222 through 6232 and shall take endeavor to take actions which are in the best interest of all of the Members in connection therewith.

ARTICLE XI

DISPOSITION OF UNITS

Section 11.01. Restrictions on Disposition.  (a)  No Member shall Dispose of Units or interests therein (other than (i) to an Affiliate of such Member who shall become a Member in accordance with the provisions of this Agreement or (ii) to the Solicitation Agent under the Placement Agent Agreement, dated as of June 23, 2008, between the Company and Martin Asset Management, LLC, who shall become a Member in accordance with the provisions of this Agreement), (b) Noah Hamman shall not Dispose of his membership interests in Founder LLC, in whole or in part, (c) Noah Hamman shall hold 100% of the equity interests in Founder LLC and (d) Founder LLC shall not issue any additional equity interests, in all cases except for estate planning purposes (as defined below), until the earlier of (A) the satisfaction of all payments required to be made by Fund.com under the Purchase and Contribution Agreement and (B) October 31, 2011.  Thereafter, any Disposition of Units shall be subject to Section 11.05, Section 11.06 and Section 11.07.  Notwithstanding anything to the contrary contained herein, no Member may Dispose of all or any portion of its Units if such Disposition would cause the Company to lose its status as a partnership for federal income tax purposes.  For purposes of this Section 11.01, “estate planning purposes” shall mean Dispositions or issuances, as the case may be, with respect to a particular Member, to such Member’s spouse, child (natural or adopted), or any other direct lineal descendant or sibling thereof  (or such Member’s spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company (or similar vehicle) for the benefit of, or the ownership interests of which are owned wholly by, such Member or any such family members; provided, that such Member shall deliver prior written notice to the Company of such transfer and such interest shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver an agreement confirming that such transferee shall be bound by all the terms and conditions of this Agreement as such Member, (but only with respect to the securities so transferred to the transferee), without such transferee being admitted as a Member of the Company; and provided, further, that in the case of any such Disposition, such Disposition is made pursuant to a transaction in which there is no consideration actually paid for such Disposition.

Section 11.02. Voidance of Certain Dispositions.  Any attempted Disposition in violation of this Article XI shall, except for any liability on the part of a Member who violates or attempts to violate the restriction contained herein, be void ab initio.

Section 11.03. Certain Expenses.  Any Member effecting a Disposition of Units or any interest therein shall pay, or reimburse the Company for, all costs incurred by the Company in connection with such Disposition.

Section 11.04. Substituted Members.  A transferee that has acquired Units or an interest therein as a result of a Disposition that otherwise is permitted under, and has been approved in the manner set forth in, the provisions of this Article XI shall be admitted as a substituted Member; provided, however, that admission of a transferee as a Member pursuant to this Section 11.04 shall be effective only after the new member has executed and delivered to the Company a document, in form and substance satisfactory to the Company, that (i) sets forth the address for notices of such transferee and (ii) includes an agreement on the part of such transferee to be bound by the provisions of this Agreement.  Except as provided in the preceding sentence, no Member shall have the right to substitute a transferee as a Member in its place.  The Company shall have the power to amend this Agreement as necessary to reflect a Disposition of Units effected in accordance with this Section 11.04, and such an amendment need be executed only by an officer of the Company authorized to do so.

Section 11.05. Drag-Along Rights. (a)  Subject to Section 11.01 and Section 11.07, if, (i) upon the consent and approval of Members holding the Required Percentage of Units (provided, however, that if Fund.com is in default under the Purchase and Contribution Agreement, none of the Units held by Fund.com shall be counted towards the calculation of the Required Percentage) and (ii) after the earlier of (A) the date as of which the Company’s assets under management exceeds $500,000,000 and (B) October 31, 2011, the Company accepts a bona fide proposal from a Person that is not an Affiliate of any Member to purchase all, but not less than all, of the Units outstanding, whether by way of merger, consolidation, sale of Units or assets, or otherwise (each, a “Required Sale”), the Company shall give written notice (the “Required Sale Notice”) to all other Members at least 30 days prior to the closing of such Required Sale.  The Required Sale Notice shall describe in reasonable detail the terms of the Required Sale and the identity of the Persons involved in the Required Sale (collectively, the “Required Sale Transferee”).

(b)           If in the Required Sale Notice the Company requires all Members to participate in the Required Sale (the “Drag-Along Election”), upon delivery of the Required Sale Notice, each Member shall be obligated to sell all, but not less than all, of the Units held by such Member to the Required Sale Transferee on the same terms and conditions specified in the Required Sale Notice, to vote their interests in favor of the Required Sale at any meeting of the Members called to vote on or approve the Required Sale and/or consent in writing to the Required Sale, to waive all dissenters’ or appraisal rights in connection with the Required Sale, to enter into agreements of sale or merger agreements relating to the Required Sale, to agree (as to itself) to make to the Required Sale Transferee representations, warranties, covenants, indemnities and agreements in connection with the Required Sale, and otherwise to take all actions reasonably necessary or desirable to cause the Company and the Members to consummate the Required Sale.  Any terms of such Required Sale may be amended from time to time (so long as they continue to comply with this Section 11.05, and subject to the continuing requirements of Section 11.07), and any such Required Sale Notice may be rescinded.  The Company shall give prompt written notice of any such amendment, modification or rescission to all Members.  The obligations of the Members pursuant to this Section 11.05 are in all respects subject to the satisfaction of the following conditions:

(i) each Member shall receive the same proportion of the aggregate consideration from such Required Sale that such Member would have received if such aggregate consideration had been distributed by the Company to the Members in complete liquidation pursuant to Article XIII;

(ii) no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Required Sale (excluding modest expenditures for postage, copies, etc.), and no Member shall be obligated to pay more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummation of the Required Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the Required Sale Transferee (costs incurred by or on behalf of a Member for its sole benefit will not be considered costs of the transaction hereunder), provided, that a Member’s liability for such expenses shall not exceed the total purchase price received by such Member for its Units; and

(iii) in the event that the Members are required to provide any representations or indemnities in connection with the Required Sale (other than representations and indemnities concerning each Member’s valid ownership of its Units, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Member’s authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement), then each Member shall not be liable for more than its pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity, and such liability shall not exceed the total purchase price received by such Member for its Units, after taxes and expenses, and such liability shall be satisfied solely out of any funds escrowed for such purpose.

Section 11.06. Tag-Along Rights.  (a)  With respect to any proposed Disposition permitted by this Article XI (other than to an Affiliate, pursuant to a Required Sale or following a Qualified Public Offering) (a “Proposed Sale”) by any Member (each, a “Selling Member”), and subject to Section 11.07, each Member who is not a Selling Member (each, a “Non-Selling Member”) who exercises its rights under this Section 15.05(a) (a “Tagging Member”) shall have the right (the “Tag-Along Right”) to require the proposed transferee (the “Proposed Transferee”) to purchase from such Tagging Member its proportional shares of the Units to be sold to the

Proposed Transferee on identical terms (including, without limitation, time of payment and form of consideration) as those given to the Selling Member.  A Tagging Member’s proportional share of the Units to be sold to the Proposed Transferee shall equal the product of (i) the number of Units held by such Tagging Member divided by the aggregate number of Units held by the Selling Member and all Tagging Members (including the applicable Tagging Member) participating in such Disposition multiplied by (ii) the aggregate number of Units to be sold to the Proposed Transferee in such Disposition.  In order to be entitled to exercise its Tag-Along Right pursuant to this Section 11.06, each Tagging Member must agree (as to itself) to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Member agrees to make in connection with the Proposed Sale; provided, further that (i) in no event shall a Tagging Member be required to make representations and warranties or provide indemnities as to any other Tagging Members or the Selling Member (other than Affiliates of such Tagging Member) and (ii) no Tagging Member shall be liable for more than its pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity, and such liability shall not exceed the total purchase price received by such Tagging Member for its Units, after taxes and expenses, and such liability shall be satisfied solely out of any funds escrowed for such purpose.

(b)           The Selling Member will give notice to each Non-Selling Member of each Proposed Sale not later than ten (10) Business Days after the execution of the definitive agreement relating to the Proposed Sale, setting forth the number of Units proposed to be so Disposed of, the name and address of the Proposed Transferee, the names of any significant Affiliates of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Selling Member will provide such information, to the extent reasonably available to the Selling Member, relating to such non-cash consideration as the Non-Selling Member may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee.  The Selling Member will deliver or cause to be delivered to each Tagging Member copies of all transaction documents relating to the Proposed Sale as the same become available.  The Tag-Along Rights provided by this Section 11.06 must be exercised by the Non-Selling Members within 15 Business Days following effectiveness pursuant to Section 14.01 of the notice required by the preceding sentence by delivery of a written notice to the Selling Member indicating its desire to exercise its rights and specifying the number of Units it desires to Dispose of.

(c)           If any Tagging Member exercises its rights under this Section 11.06, the closing of the purchase of the Units with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Member’s Units to the Proposed Transferee.

Section 11.07. Right of First Offer.  (a)  Subject to Section 11.01, no Member may Dispose of any of its Units without first offering to sell such Units to the other Members pursuant to the provisions of this Section 11.07.  Any Member wishing to Dispose of all or any of its Units (the “Offeror”) shall deliver a written notice (an “Offer Notice”) to all other Members (collectively, the “Offeree”) not less than 60 days prior to offering, or soliciting offers for, its Units from any Person.

The Offer Notice shall describe in reasonable detail the number of Units being offered, the cash purchase price requested and such other information of the proposed Disposition that a reasonable buyer would require.  Upon receipt of an Offer Notice from the Offeror, each Offeree shall have the right to purchase all of the Units being offered pursuant to this Section 11.07 and the Offeror agrees not to sell such Units prior to the earlier of (a) the expiration of the Offer Notice Period (as defined below), or (b) the communication to the Offeror of the decision by the Offeree not to purchase any or all of such Units.

(b)           No later than 30 days after the date of the effectiveness pursuant to Section 14.01 of the Offer Notice (the “Offer Notice Period”), the Offeree must notify the Offeror of its decision with respect to the offer set forth in the Offer Notice.

(c)           If the option set forth in Section 11.07(a) is exercised by any Offeree, then such Offeree shall arrange with the Offeror a mutually convenient time (not later than 90 days after the date of the Offer Notice) to consummate such purchase and sale and, at that time, shall pay to the Offeror cash consideration for the Units subject to such purchase and sale, by delivering a certified bank check or checks or by wiring same day funds upon the instructions of the Offeror in the amount of the purchase price for such Units against delivery to such Offeree by the Offeror of such Units.  If the option set forth in Section 11.07(a) is exercised by an Offeree who then defaults on its obligation to purchase, without limiting any rights the Offeror may have, the Offeree shall lose any further rights pursuant to this Section 11.07.  If the option set forth in Section 11.07(a) is exercised by more than one Member, then each participating Member shall be entitled to purchase its pro rata share (determined by reference to the ratio of Units held by such Member to the aggregate number of Units held by all participating Members) of the Units subject to the Offer Notice.

(d)           If, at the end of the Offer Notice Period, no Offeree has exercised the right of first offer for all of the Units described in the Offer Notice in the manner set forth above, the Offeror may, during the next succeeding 180 days or, if applicable, within ten (10) Business Days after all required regulatory consents have become final, sell such Units not purchased by the Offeree on terms no more favorable to the transferee(s) thereof than those specified in the Offer Notice (any such proposed sale a “Proposed Third Party Sale”); provided, that in the event that the per Unit price in a Proposed Third Party Sale is less than 90% of the price per Unit specified in the Offer Notice, then the Offeror must, prior to consummating such Proposed Third Party Sale, re-offer the applicable Units to the other Members at such reduced price, which offer may be accepted by the Offerees only within five (5) Business Days in the manner specified above.   For purposes of comparing the per Unit price in a Proposed Third Party Sale with the per Unit price specified in the Offer Notice, any non-cash consideration included in such Proposed Third Party Sale shall be valued at fair market value as of the time of any agreement with respect to such Proposed Third Party Sale, as reasonably determined by the Offeror in good faith.  Promptly after such sale, (i) the Offeror shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company and, thereafter, (ii) the Company shall deliver notices to the Offeror and the transferee who has purchased such Units of the registration of the transfer of such Units.  If, at the end of the 180-day period or, if applicable, the ten (10) Business Day period following regulatory consent, referred to in this Section 11.07(d), the Offeror has not completed the sale of such Units as aforesaid, all the restrictions on transfer contained herein, including this Section 11.07, shall again be in effect with respect to such Units.

Section 11.08. Termination of Restrictions on Disposition.

Notwithstanding anything to the contrary contained herein, the restrictions on Disposition contained in Section 11.01, Section 11.05, Section 11.06 and Section 11.07 shall terminate upon the Company’s consummation of a Qualified Public Offering.

Section 11.09. Allocations Between Transferor and Transferee.

If any Disposition of a Unit occurs during a fiscal year, Article VI shall be applied to the assignor and assignee on the basis of an interim closing of the books of the Company as of the date of such Disposition.

ARTICLE XII

BOOKS, RECORDS AND ACCOUNTING

Section 12.01. Books and Records.  The Board of Directors of the Company shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of account, including such records as are required to be maintained by the Company at its principal office under section 18-305(a) of the Act.  Pursuant to section 18-305(d) of the Act, any records maintained by the Company in the regular course of its business may be maintained in other than a written form, provided, however, that the records so kept shall be convertible into written form within a reasonable period of time.

Section 12.02. Fiscal Year.  The fiscal year of the Company shall be the calendar year.

Section 12.03. Books of Account; Tax Return.

The Company shall prepare and file on a timely basis all federal, state, local and foreign income and other tax returns required to be filed by the Company.  The Company shall also keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Company’s operations, business and affairs as are usually entered into records and books of account maintained by Persons engaged in businesses of like character or which are required by the Act.  Except as otherwise expressly provided herein, such books and records shall be maintained utilizing the accrual method of accounting in accordance with generally accepted accounting principles.  Within 75 days of the end of each fiscal year, the Company shall provide each Member with the Company’s Form 1065, a Schedule K-1 for such fiscal year and such other United States federal and state income tax reporting information, if any, as is required by law.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.01. Dissolution.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a) the execution of a written consent to dissolution by Members holding the Required Percentage of Units; and

(b) entry of a decree of judicial dissolution of the Company under section 18-802 of the Act.

Notwithstanding anything to the contrary in this Article XIII, if the Company shall be dissolved by written consent pursuant to paragraph (a) above and the aforementioned written consent so provides, the liquidation of the Company, the winding up of its affairs and the distribution of its assets shall be effected in accordance with the terms and provisions of a plan of liquidation adopted by the Board of Directors (a “Plan of Liquidation”) and the applicable provisions of the Act; provided, however, that the terms of any such Plan of Liquidation shall not alter the priorities in which the assets of the Company are to be distributed to the Members in accordance with 13.02(d).  A Plan of Liquidation adopted pursuant to this Section 13.01 may provide for (i) the appointment of the Person or Persons that are to act as liquidators, who may be the Board of Directors, (ii) the terms and conditions upon which the assets of the Company are to be sold, transferred or otherwise disposed of, including the price or range of prices at which specific assets are to be sold, transferred or otherwise disposed of or the method by which such prices are to be determined and the Person or Persons to which such assets are to be sold, transferred or otherwise disposed of (which may, subject to Section 7.02(i), include one or more Members or their Affiliates), (iii) the manner in which the business of the Company will be conducted until its affairs have been completely wound up, (iv) the manner in which the Company will pay or provide for the payment of its debts, liabilities and obligations and any known or unknown claims against the Company, (v) the manner, form and timing of distributions to the Members, including any procedures or conditions that must be complied with by the Members in order to receive distributions (which may include execution of a letter of transmittal containing such terms and provisions as shall be determined by the Board of Directors in its sole discretion and surrender by the Members of the certificates evidencing any Units held by them) and whether distributions will be made in cash or in kind, or both, and (vi) such other matters as the Board of Directors shall determine are necessary or appropriate in connection with the liquidation of the Company, the winding up of its affairs and the distribution of its assets.

Section 13.02. Liquidation and Termination.  If the Company has been dissolved in accordance with Section 13.01, the liquidation of the Company, the winding up of its affairs and the distribution of its assets shall be effected (i) if a Plan of Liquidation has been adopted in accordance with Section 13.01, in the manner provided in the Plan of Liquidation and (ii) if no such Plan of Liquidation has been adopted, in the manner determined by the liquidators in accordance with the provisions of this Section 13.02.  On dissolution of the Company, the Board of Directors shall act as liquidators.  The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board of Directors.  The steps to be accomplished by the liquidators are as follows:

(a)           as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)           to the extent required by the Act, the liquidators shall cause notice to be mailed to each known creditor of and claimant against the Company;

(c)           the liquidators shall cause the Company to (i) pay or make reasonable provision for all claims and obligations, including all contingent, conditional or unmatured contractual claims, known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on the facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution, in each case as and to the extent required by section 18-804 of the Act; and

(d)           all remaining assets of the Company shall be distributed to the Members as follows:

(i) the liquidators may sell any or all Company property, including, subject to Section 7.02(i), to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

(ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii) Company property shall be distributed among the Members in the same manner as set forth in Section 6.05.  The foregoing distributions shall be made by the end of such taxable year (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 13.02.  The distribution of cash or property to a Member in accordance with the provisions of this Section 13.02 constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member in respect of its Units and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 13.03. Deficit Capital Accounts.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to the number of Units held by them, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

Section 13.04. Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.06 and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, with postage paid thereon, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier or by facsimile transmission.  A notice, request or consent given under this Agreement is deemed given upon receipt, if delivered in person, five (5) Business Days after being mailed or on the first Business Day after being sent by nationally recognized overnight courier or by facsimile transmission.  All notices, requests and consents to be sent to a Member must be sent to or made at the addresses set forth opposite such Member’s name on Exhibit A attached hereto or such other address as that Member may specify by notice to the Company.  Any notice, request or consent to the Company or the Board of Directors must be given to the Board of Directors at the addresses of Founder LLC and Fund.com set forth on Exhibit A, until such time as such address is changed by agreement of Founder LLC and Fund.com.  Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 14.02. Adjustments to Number of Units.  All number of Units specified in this Agreement shall be appropriately adjusted for any Unit split, distribution, recapitalization, conversion or other change affecting the Company’s outstanding Units.

Section 14.03. Entire Agreement.  Except as otherwise provided herein or in the Purchase and Contribution Agreement, this Agreement constitutes the entire agreement of the Members relating to affairs of the Company and the conduct of its business and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 14.04. Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default.

Section 14.05. Amendment or Modification.

Subject in all respects to Section 3.05 and Section 7.02(e), this Agreement generally may be modified or amended only with the written consent of the Board of Directors and the consent and approval of Members holding the Required Percentage of Units; provided, however, that:

(a)           The Board of Directors shall have the power, without the consent of the Members, to amend this Agreement as may be required to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement;

(b)           Subject to subsections (c) through (f) below, the Board of Directors shall have the power to amend this Agreement as may be required to (i) reflect any change that does not adversely affect any Member and (ii) cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with the law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with the Act or with the provisions of this Agreement;

(c)           If any such amendment would cause the dissolution of the Company prior to the time set forth in Section 13.01, this Agreement shall not be amended without the consent of each Member;

(d)           No amendment that would cause the Company to fail to be treated as a limited liability company for state law purposes or change the limited liability status of any Member or that would change the participation of any Member in the income, gain, loss, deductions, expenses, credits, capital or distributions of the Company or that would otherwise adversely affect in any respect the financial or economic terms to which a Member is entitled prior to the approval of the proposed amendment may be made without the written consent of such Member (except for amendments to admit Members pursuant to the terms of this Agreement);

(e)           No amendment that would cause the Company to fail to be treated as a partnership for federal income tax purposes may be made without the consent of all Members; and

(f)           No amendment shall be made to change the level of Units ownership required for any consents required hereunder to the taking of any action, unless such amendment is approved by the Members holding an aggregate number of Units in the Company equal to or in excess of the required amount.

Section 14.06. Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.  No party may assign this Agreement or any of its rights hereunder to any Person (other than a transferee of Units previously owned or held by such party that acquired the same in compliance with the provisions of this Agreement) without the prior written consent of each of the other parties hereto.

Section 14.07. Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the Delaware General Corporation Law or the Delaware Code, the applicable provision of the Certificate, the Act, the Delaware General Corporation Law or the Delaware Code, as the case may be, shall control.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

Section 14.08. Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver such additional documents and instruments and perform such additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 14.09. Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

Section 14.10. Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter.  All references to Articles and Sections refer to articles and sections of this Agreement.

Section 14.11. No Third Party Beneficiary.

This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns (except that the provisions of Section 9.01 shall inure to the benefit of each of the Indemnitees), and no other Person (except to the extent provided in the immediately preceding parenthetical) shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.  No third party, including any creditor of the Company, shall have any right to enforce any contribution of capital or other advance of funds by any Member.

[Signature Page Follows]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the day and year first above written.

Wilson Lane Group, LLC

By:           /ss/ Noah Hamman
Name:  Noah Hamman
Title:  Managing Member

Fund.com Inc.

By:           /ss/ Gregory Webster
Name:  Gregory Webster
Title:  Chief Executive Officer

Exhibit A

Capital Contributions and Number of Units

Name of Member	Address	Number of Units	Capital Contribution	Capital Account Balances

Wilson Lane Group, LLC	5604 Wilson Lane Bethesda, MD 20814	4,000,000	$10,000	$2,666,667

Fund.com Inc.	14 Wall Street, 20th Floor New York, New York 10005 With a copy to: Ron Fleming Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, NY 10036-4039 Fax: 212.298-9931	6,000,000	$275,000	$4,000,000